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EXCHANGE AGREEMENT

    This Exchange Agreement ("Agreement") is dated as of August 6, 2001 and is made by and between Focal Communications Corporation, a Delaware corporation ("Focal" or "Company"), and the person listed on the signature page attached hereto (the "Holder"). Certain capitalized terms used herein and not otherwise defined have the meanings set forth in Article VIII hereof.

    WHEREAS, the Holder is the beneficial owner of the aggregate accreted value of 12.125% Senior Discount Notes due 2008 of the Company (the "Discount Notes") issued pursuant to the Indenture, dated as of February 18, 1998, between the Company and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (the "Discount Notes Indenture") and/or the aggregate principal amount of 11.875% Senior Notes due 2010 of the Company (the "Senior Notes" and, together with the Discount Notes, the "Notes") issued pursuant to the Indenture, dated as of January 12, 2000, by and between the Company and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (the "Senior Notes Indenture") as set forth under the Holder's name on the signature page hereto; and

    WHEREAS, the Company intends to effect a Recapitalization through which it will, among other things, seek to exchange a significant portion of the outstanding Notes and all accrued but unpaid or deferred interest thereon, as the case may be, for shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and

    WHEREAS, the Holder has agreed with the Company to exchange all of the Notes beneficially owned by the Holder, including all accrued but unpaid or deferred interest, as the case may be, thereon, for shares of Common Stock upon the terms and subject to the conditions set forth below; and

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Focal and the Holder hereby agree as follows:

ARTICLE I
EXCHANGE OF NOTES AND RELATED MATTERS

    Section 1.1 (a) Exchange of Notes for Common Stock.  At the Closing, the Holder shall be deemed to have transferred and delivered, and shall promptly thereafter cause to be transferred and delivered, to Focal or its duly authorized agent (the "Exchange Agent"), the aggregate principal amount or accreted value of the Notes, as the case may be, including all interest accrued and unpaid or deferred thereon, as set forth under the Holder's name on the signature page hereto. In consideration of such deemed and actual transfer and delivery, Focal shall, or shall cause the Exchange Agent to, issue and deliver to and in the name of the registered holder of the Notes an aggregate number of shares of Common Stock (the "Shares") equal to the product of (i) the quotient determined by dividing (x) the aggregate principal amount and/or accreted value, as the case may be, of the Notes beneficially owned by the Holder as of the Closing Date by (y) the sum of the aggregate principal amount of the Senior Notes and the aggregate accreted value of the Discount Notes, in each case as of the Closing Date, being exchanged for Common Stock on the Closing Date and (ii) that number of shares of Common Stock representing 40% of the Fully Diluted Common Stock as of the Closing Date (assuming that 60% of the aggregate of the principal amount of the Senior Notes and the accreted value of the Discount Notes are being exchanged on the Closing Date (the "Target Amount")). In the event that the actual amount of Notes exchanged on the Closing Date differs from the Target Amount, the percentage of the Fully Diluted Common Stock issuable to the exchanging Holders shall be appropriately adjusted by the Company in good faith. At the Closing, Focal shall deliver to the Holder or the Exchange Agent, as the case may be, certificates representing the Shares issued in the name of the registered Holder of the Notes. Effective immediately as of the Closing, the Notes shall no longer represent evidence of indebtedness under the Indenture or otherwise but shall instead represent only the right to receive the number of shares of Common Stock to be delivered by Focal pursuant to this Section 1.1.

        (b)  Closing.  The closing of the exchange described in Section 1.1 shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601 at 10:00 a.m., Chicago time, as soon as reasonably practicable after satisfaction or waiver of the conditions set forth in Articles III or IV hereof, or at such other time and place as the Company and the Holder mutually agree upon orally or in writing (which time and place are designated as the "Closing").

        (c)  Proper Form.  The Notes transferred to Focal or to the Exchange Agent shall be in proper form for transfer, duly endorsed in blank or with bond powers attached, duly executed in blank. Promptly after the Closing and upon receipt of such Notes, Focal shall, or shall cause the Exchange Agent to, duly deliver such Notes to the Trustee for cancellation

    Section 1.2  Consent to Indenture Amendment.  Effective immediately prior to the Closing, the Holder hereby consents, and the Holder's nominee hereby consents, to the Indenture Amendment substantially in the form attached hereto as Annex I pursuant to Section 9.02 of the Indenture.

    Section 1.3  Liens; Transfer.  Prior to the Closing, the Holder shall not (a) encumber the Notes with any Lien, (b) permit such Notes to be encumbered with any Lien or (c) Transfer any of such Notes.

    Section 1.4  Waivers; Forbearance.  Effective immediately prior to the Closing, the Holder hereby waives and releases, and at the request of Focal shall cause its nominee to waive and release (a) all defaults and events of default under the Indenture and the Notes (other than any such specified by Section 6.01(a) and (b) of the Indenture) existing immediately prior to the Closing, if any, and (b) all rights, claims and causes of action against Focal, its Subsidiaries or its Agents based upon Losses sustained from the purchase or ownership of the Notes. On and after the date hereof until the Closing Date, the Holder agrees that it shall forbear, and shall cause its nominee to forbear, from enforcing any of its rights under the Indenture arising from any default or event of default, if any.

    Section 1.5  No Issuance of Stock, Etc.  Focal agrees that, until the earlier of the consummation of the Recapitalization or the termination of this Agreement, it will not issue, sell, or otherwise dispose of shares of its capital stock (other than shares of its Common Stock issued and sold in accordance with the terms of options, warrants or other stock purchase rights outstanding on the date hereof or issued under employee benefit plans in effect as of the date hereof or pursuant to any of the transactions comprising the Recapitalization), or options, warrants, or other securities convertible into or exercisable or exchangeable for capital stock of Focal. The number of Shares to be issued hereunder shall be appropriately adjusted to reflect any reverse stock split implemented in connection with the Recapitalization.

    Section 1.6  Indemnification by the Holder.  The Holder shall indemnify Focal and its Agents against, and hold them harmless from, all Losses incurred by them arising out of the failure of such Holder to deliver its Notes in accordance with this Agreement or arising out of the loss, theft or destruction of the certificate representing the Holder's Notes.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF FOCAL

    The Company represents and warrants to the Holder as follows:

    Section 2.1  Organization and Standing of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (i) to own, lease and operate its properties, to carry on its business as now being conducted and (ii) to execute, deliver and perform its obligations under this Agreement, the Amended and Restated Registration Rights Agreement, the form of which is set forth in Annex II attached hereto (the "Registration Rights Agreement"), and the other agreements to be executed by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby. The Company and its Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on their business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has no equity investment in any person other than its Subsidiaries.

    Section 2.2  Concerning the Common Stock.  Prior to Closing, the Shares will be duly authorized and when issued in accordance with the terms hereof will be validly issued, fully paid and nonassessable. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire the Shares. The Common Stock is traded on the Nasdaq National Market ("Nasdaq") and no suspension of trading in the Common Stock is in effect.

    Section 2.3  Exchange Agreement and Other Transaction Documents.  This Agreement, the Registration Rights Agreement and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

    Section 2.4  SEC Filings.  The Company has timely filed all required forms, reports and other documents required to be filed with the SEC under the Exchange Act since August 1, 1999. All of such forms, reports and other documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (1) when declared effective for those forms, reports and other documents filed under the Securities Act; and (2) as filed or subsequently amended for those forms, reports and other documents filed under the Exchange Act.

    Section 2.5  Absence of Brokers, Finders, Solicitation Compensation, Etc.  No broker, finder or similar person is entitled to any commission, fee or other compensation in respect of the transactions contemplated by this Agreement by reason of any action or conduct of the Company or any person acting on its behalf, and the Company shall pay, and indemnify and hold harmless the Holder from, any claim made against the Holder by any person for any such commission, fee or other compensation. The Company has not and will not pay any commission or other remuneration to any person for solicitation of exchanges of Notes for the Shares pursuant to this Agreement.

    Section 2.6  Certain Securities Law Matters.  The Shares may be issued to the Holder pursuant to this Agreement without registration under the Securities Act by reason of Section 3(a)(9) and 4(2) thereof and similar provisions under applicable state securities laws. The Company understands and believes that under Section 3(a)(9) the Shares will assume the character of the Notes (i.e., restricted or non-restricted) for purposes of their ability to be resold by the Holder and that, with respect to Notes that are "restricted securities," the Holder will be entitled to tack the holding period of its Note to the holding period of the Shares issued to such Holder in exchange for such Note for purposes of Rule 144 promulgated under the Securities Act.

    Section 2.7  Capitalization.  The authorized capital stock of the Company is (a) 250,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). All of the outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have no preemptive rights. As of August 3, 2001, there were: (a) 61,755,571 shares of Common Stock outstanding and (b) there were no shares of Preferred Stock outstanding. As of August 3, 2001, the Company had outstanding options, warrants and similar rights entitling the holders to purchase or acquire 10,421,017 shares of Common Stock and 6,051,143 shares of Common Stock reversed for future grants under the Company's equity incentive plans. Other than as set forth in the preceding sentence, the Company does not have outstanding any material amount of securities (or obligation to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any of its Subsidiaries.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

    The Holder represents and warrants to the Company as follows:

    Section 3.1  Organization and Standing of the Holder.  The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder.

    Section 3.2  Exchange Agreement and Other Transaction Documents.  This Agreement and the Registration Rights Agreement and each other agreement contemplated hereby to which the Holder is a party have been duly and validly authorized on behalf of the Holder. This Agreement has been duly executed and delivered by the Holder and this Agreement is, and the Registration Rights Agreement will be, valid and binding obligations of the Holder enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

    Section 3.3  Non-Contravention.  The execution and delivery by the Holder of this Agreement and the other documents contemplated by this Agreement and the other transactions contemplated by this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which the Holder is a party, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the charter documents of the Holder; (ii) conflict with or result in a breach by the Holder or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Holder is a party or by which the Holder or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, Governmental Body having jurisdiction over the Holder or any of its properties or assets.

    Section 3.4  Ownership.  The Holder is the beneficial owner of the aggregate principal amount or accreted value, as the case may be, of the Notes as set forth under the Holder's name on the signature page hereto. There are no outstanding agreements, arrangements or understandings under which such Holder or its nominee may be obligated to Transfer any of the Notes, other than this Agreement.

    Section 3.5  Liens.  The Notes held by such Holder are not subject to any Lien. The execution and delivery of, and the performance by the Holder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Notes held by such Holder.

    Section 3.6  Investor Representations.  The Holder is acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof. The Holder is a "qualified institutional buyer" as that term is defined in Rule 144A promulgated under the Securities Act, and understands that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the shares of Common Stock.

    Section 3.7  Information Provided.  The Holder and its advisors, if any, have received and have had an opportunity to review the Disclosure Statement and have been furnished with all other materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares which have been requested by the Holder; the Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; and the Holder understands that its investment in the Shares involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Shares.

    Section 3.8  Terms of Exchange.  The Holder acknowledges that (i) the Company's offer to exchange the Notes for the Shares was not subject to or conditioned upon a stated minimum or maximum number of Notes required to be exchanged by the Company and (ii) such holder was not given a fixed time limitation upon which to negotiate an agreement with the Company relating to the exchange of its Notes. The terms of this Agreement were the result of negotiations between the Holder, the Company, and representatives of the Company and the Holder was given the opportunity to review and comment upon the proposed terms of this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT TO HOLDER'S OBLIGATION

    The obligation of the Holder to exchange the Notes for the Shares is subject to the following conditions (any or all of which may be waived by the Holder in its sole discretion):

    Section 4.1  Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on the Closing Date.

    Section 4.2  Consummation of Recapitalization.  The Recapitalization shall have been consummated or shall be consummated contemporaneously with the consummation of the transactions contemplated by this Agreement on terms substantially similar to those outlined in the Disclosure Statement.

    Section 4.3  Documentation at Closing.  The Holder shall have received, on or prior to the date of the Closing, all of the following, each in form and substance satisfactory to the Holder:

      (1) A certificate, dated the Closing Date, duly executed by an executive officer of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the date of the Closing; (2) all of the resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby (including the Recapitalization); and (3) such other matters as reasonably requested by the Holder; and

      (2) A certificate, dated the Closing Date, duly executed by an executive officer of the Company certifying the statements of the Company to the effect set forth in Sections 4.1 and 4.4.

    Section 4.4  Performance; No Default.  The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

    Section 4.5  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO FOCAL'S OBLIGATION

    The obligation of the Company to exchange the Notes for the Shares is subject to the following conditions (any or all of which may be waived by the Company in its sole discretion):

    Section 5.1  Representations and Warranties.  Each of the representations and warranties of the Holder set forth in this Agreement shall be true and correct in all material respects on the Closing Date.

    Section 5.2  Performance; No Default.  The Holder shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Holder prior to or at the Closing.

    Section 5.3  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

    Section 5.4  No Actions.  No Action shall have been instituted (and be pending) by or before any Governmental Body to restrain or prohibit this Agreement or the consummation of the transactions contemplated by this Agreement. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of this Agreement shall be in effect.

    Section 5.5  Execution of Indenture Amendment by Trustee.  The Trustee shall have duly executed and delivered the Indenture Amendment.

    Section 5.6  Consummation of Recapitalization.  The Recapitalization shall have been consummated or shall be consummated contemporaneously with the consummation of the transactions contemplated by this Agreement on terms substantially similar to those outlined in the Disclosure Statement.

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

    Section 6.1  Further Action by Holder.  The Holder shall, at the written request of Focal, at any time and from time to time following the Closing execute and deliver to Focal all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.

    Section 6.2  Further Action by Focal.  Focal shall, at the written request of the Holder, at any time and from time to time following the Closing execute and deliver to the Holder all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.

    Section 6.3  Best Efforts.  Focal and the Holder shall use their respective best efforts (subject to standards of commercial reasonableness) to consummate the transactions contemplated to be performed by it under this Agreement.

    Section 6.4  Nasdaq Listing; Reporting Status.  As soon as reasonably possible after the Closing, the Company shall file a notification form for listing of additional shares with Nasdaq covering the Shares and shall, if requested, provide evidence of such filing to the Holder. The Company shall use its best efforts (subject to standards of commercial reasonableness) to obtain the listing, subject to official notice of issuance, of such Shares on Nasdaq. So long as the Holder beneficially owns any Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

    Section 6.5  Registration Rights Agreement.  The parties hereto agree to enter into the Registration Rights Agreement as of the Closing Date.

    Section 6.6  Agreed Limitation on Sale.  The Holder agrees that during the period commencing on the Closing Date and ending 180 days thereafter (the "Restricted Period"), Holder will not (1) offer for sale, sell, pledge, or otherwise dispose of any Shares or other securities of Focal or (2) enter into any swap or derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares or other securities of Focal, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or other securities, in cash or otherwise (any of the transactions described in clauses (1) or (2) being collectively referred to as a "Transfer"); provided, that the foregoing restriction shall only apply to 66.7% of the Shares during the first 90 days of the Restricted Period and shall only apply to 33.3% of the Shares during the remainder of the Restricted Period.

    Section 6.7  Publicity.  Neither the Company nor the Holder shall, nor shall they permit their respective Agents to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or the Nasdaq. The Company and the Holder shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.

ARTICLE VII
TERMINATION

    Section 7.1  Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing by any party if the transactions contemplated by this Agreement (including the Recapitalization) are not consummated in accordance with their terms within 180 days after the date hereof; provided, however, that a party hereto shall not have the right to terminate this Agreement if the failure to consummate the transactions contemplated by this Agreement shall be primarily attributable to such party's failure to satisfy its obligations hereunder; provided further that the provisions of Section 6.7, 9.1, 9.2 and 9.8 shall survive any such termination of this Agreement.

ARTICLE VIII
DEFINITIONS

    Section 8.1  Definitions.  As used in this Agreement, in addition to the terms defined elsewhere, the following terms shall have the meanings set forth below, unless the context otherwise requires:

    "Action" shall mean any action, suit or legal, administrative or arbitral proceeding or investigation before any Governmental Body.

    "Agent" shall mean, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.

    "Disclosure Statement" means the Confidential Disclosure Statement, dated as of August 2, 2001, of Focal.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fully Diluted Common Stock" means the number of shares of Common Stock equal to the sum of (x) the 61,755,571 shares of Common Stock outstanding as of August 3, 2001 (the "Reference Date"), plus (y) the shares of Common Stock issuable upon exercise of in-the-money options outstanding as of the Reference Date, plus (z) the number of shares of Common Stock issuable upon consummation of the Exchange Agreements executed prior to public announcement of the Recapitalization and conversion of the Loans and Preferred Stock (each as defined in the Disclosure Statement) as of the Closing Date, but shall be calculated without regard to any out-of-the-money options as of the Reference Date or any issuance or deemed issuance of Common Stock after the Reference Date, including (i) Common Stock issuable as a result of PIK interest or dividends that accrue after the Closing Date, (ii) management options issued after the Reference Date, (iii) Common Stock issuable upon exercise of the Warrants (as defined in the Disclosure Statement) and (iv) Common Stock issued in connection with any Exchange Agreements executed after the public announcement of the Recapitalization.

    "Governmental Body" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof, or any federal or state court or arbitrator.

    "Holder" shall have the definition set forth in the first paragraph of this Agreement and all of its successors and assigns.

    "Indenture Amendment" shall mean the First Supplement to Indenture between Focal and the Trustee, dated as of the Closing Date, and substantially in the form attached hereto as Annex I.

    "Lien" shall mean any lien, pledge, mortgage, security interest, charge, option or other encumbrance or adverse claim of any kind.

    "Losses" shall mean, with respect to any Person, all losses, claims, damages, liabilities (including cost of preparation and attorneys' fees) and out-of-pocket expenses of such Person.

    "Person" means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or governmental agency.

    "Recapitalization" shall mean the transactions outlined under the heading "Recapitalization" in the Disclosure Statement.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Subsidiary" means any Person, a majority of the capital stock of which is owned by the Company or another Subsidiary of the Company.

    "Trustee" shall mean BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank.

ARTICLE IX
MISCELLANEOUS

    Section 9.1  Costs, Expenses and Taxes.  Each party shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the issuance of the Shares. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the exchange of the Notes for the Shares.

    Section 9.2  Survival of Representations.  The representations, warranties, covenants and agreements of the Holder and the Company contained in this Agreement or in any certificate furnished hereunder shall survive the Closing.

    Section 9.3  Prior Agreements.  This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein.

    Section 9.4  Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

    Section 9.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

    Section 9.6  Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.

    Section 9.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

    Section 9.8  Assignment; Binding Effect.  The Holder shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of Focal, and Focal shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    Section 9.9  Waiver; Remedies.  No delay on the part of any Holder or Focal in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any Holder or Focal of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

    Section 9.10  Amendment.  This Agreement may be modified or amended only by written agreement of the parties to this Agreement.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

FOCAL COMMUNICATIONS CORPORATION
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
NAME OF HOLDER:
Date: August , 2001	________________________________________ (Print Name)
By: ________________________________________
Name: ______________________________________
Title: _______________________________________
Title of Security Held (please check):
12.125% Senior Discount Notes due 2008
11.875% Senior Notes due 2010
Aggregate Principal Amount or Accreted Value Held:
$ million of accreted value of 12.125% Senior Discount Notes
$ million of principal amount of 11.875% Senior Notes
Aggregate Principal Amount or Accreted Value to be exchanged (if different from the amount held set forth above):
$ million of accreted value of 12.125% Senior Discount Notes
$ million of principal amount of 11.875% Senior Notes
The abovesigned is the [mark all applicable] beneficial owner and/or record holder of the above referenced securities.
If holder is beneficial holder but not record holder, identity of record holder:

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EXCHANGE AGREEMENT
ARTICLE I EXCHANGE OF NOTES AND RELATED MATTERS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF FOCAL
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE HOLDER
ARTICLE IV CONDITIONS PRECEDENT TO HOLDER'S OBLIGATION
ARTICLE V CONDITIONS PRECEDENT TO FOCAL 'S OBLIGATION
ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES
ARTICLE VII TERMINATION
ARTICLE VIII DEFINITIONS
ARTICLE IX MISCELLANEOUS